                                                                     EXHIBIT 8.1

                        LIST OF TEFRON LTD'S SUBSIDIARIES

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               COMPANY'S NAME                   PLACE OF INCORPORATION
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Hi-Tex Founded By Tefron Ltd                  Israel
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New Net Industries Ltd.                       Israel
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Macro Clothing Ltd                            Israel
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New - Pal Ltd.                                Israel
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R.M.D. Robotics Ltd.                          Israel
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Tefron Holdings (98) Ltd                      Israel
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Tefron U.S. Holdings Corp                     Delaware
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Tefron USA, Inc.                              Delaware
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El-Masira Textile Company Ltd.                Jordan
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Tefron UK, Limited                            England
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Tefron Macro H.K Limited                      Hong Kong
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